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                                                                Exhibit 99.1

[Anheuser Busch Companies logo]                                         News



For more information, contact:
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

                         ANHEUSER-BUSCH COS. REPORTS
                RECORD SALES, EARNINGS FOR FIRST QUARTER 2003
                ---------------------------------------------

          18TH CONSECUTIVE QUARTER OF SOLID DOUBLE-DIGIT EPS GROWTH

         ST. LOUIS, April 23, 2003 - Led by continued strong growth in its domestic beer operations, Anheuser-Busch Cos., Inc., achieved record first-quarter sales and earnings, it was announced today by Patrick Stokes, president and chief executive officer of the company. Stokes made the announcement at the company's annual meeting of shareholders in Orlando, Florida. Consolidated net sales increased 4.6 percent in the first quarter, while earnings per share increased 11.8 percent.

         "Anheuser-Busch had another very good quarter and continued its track record of delivering consistent and dependable earnings growth. The company has now achieved 18 consecutive quarters of solid double-digit earnings per share growth," said Stokes.

         Strong growth in domestic revenue per barrel drove significantly enhanced profit margins in the quarter. Both gross profit margin and operating profit margin improved 80 basis points compared to the first quarter 2002. Return on capital employed increased 160 basis points over the past twelve months.

         Domestic revenue per barrel grew 2.8 percent in the first quarter 2003 vs. the first quarter 2002. This growth reflects the continued favorable pricing environment and the company's successful implementation of pricing actions on approximately two-thirds of its domestic volume in two phases - October 2002 and February 2003.

                                  - more -



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First Quarter Earnings
Anheuser-Busch
Add One

         Domestic beer sales-to-wholesalers increased 1.3 percent for the first quarter of 2003 vs. the first quarter 2002. Wholesaler sales-to-retailers were up 0.3 percent in the first quarter vs. 2002, dampened somewhat by the impact of severe winter weather in key markets this year and the later Easter holiday period in 2003. In 2003, the Easter holiday occurred in the second quarter. Last year, the Easter holiday fell in the first quarter.

         The company's reported beer volume is summarized in the following table:

--------------------------------------------------------------------------------------------------------
                                    Beer Volume (millions of barrels)
 ------------------------------------------------------------------------------------------------------
                                                 First Quarter                   2003 vs. 2002
                                         ------------------------------  ------------------------------
                                              2003            2002          Barrels            %
                                         --------------  --------------  --------------  --------------
Domestic                                           24.9            24.6          Up 0.3         Up 1.3%
International                                       1.8             1.7          Up 0.1         Up 7.9%
                                         --------------  --------------  --------------  --------------
    Worldwide A-B Brands                           26.7            26.3          Up 0.4         Up 1.7%
Int'l Equity Partner Brands                         4.2             4.4          Dn 0.2         Dn 5.0%
                                         --------------  --------------  --------------  --------------
    Total Brands                                   30.9            30.7          Up 0.2         Up 0.7%
                                         ==============  ==============  ==============  ==============
--------------------------------------------------------------------------------------------------------

         Worldwide Anheuser-Busch beer sales volume for the first quarter 2003 rose 1.7 percent, to 26.7 million barrels, vs. first quarter 2002. Worldwide beer volume is comprised of domestic volume and international volume. Domestic volume, consisting of Anheuser-Busch beer produced and shipped within the United States, increased 1.3 percent in the first quarter. International volume, consisting of exports from the company's U.S. breweries to markets around the world, plus Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract brewing agreements, increased 7.9 percent for the first quarter.

         International Equity Partner brands volume, representing the company's share of its foreign equity partners' volume, declined 5.0 percent for the first quarter of 2003 vs. 2002. The decline primarily reflects lower Modelo beer sales volume due to the weak economic environment in Mexico.



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First Quarter Earnings
Anheuser-Busch
Add Two

         "Anheuser-Busch's continuing success reflects our ability to capitalize on favorable domestic beer industry fundamentals," said Stokes. "We remain confident in our ability to achieve our 12 percent earnings per share growth objective for 2003."

FIRST QUARTER 2003 FINANCIAL RESULTS
------------------------------------

         Key operating results for the first quarter 2003 vs. 2002 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                 ($ in millions, except per share)
                                               ----------------------------------------------------------------------
                                                         First Quarter                       2003 vs. 2002
                                               ----------------------------------  ----------------------------------
                                                     2003              2002               $                 %
                                               ----------------  ----------------  ----------------  ----------------
Gross Sales                                              $3,795            $3,637           Up $158           Up 4.3%
Net Sales                                                $3,281            $3,137           Up $144           Up 4.6%
Income Before Income Taxes                                 $670              $619            Up $51           Up 8.2%
Equity Income                                               $74               $97         Dn $23 1/       Dn 23.4% 1/
Net Income                                                 $485              $456            Up $29           Up 6.3%
Diluted Earnings per Share                                 $.57              $.51           Up $.06          Up 11.8%
----------------------------------------------------------------------------------------------------------------------

1/ Excluding the one-time $17 million favorable impact in 2002 due to the reduction in Mexican income tax rates, equity income decreased $6 million or 7 percent due to lower volume.

     A discussion of financial highlights for the first quarter 2003 follows:

o Net sales increased 4.6 percent compared to the first quarter 2002, driven primarily by a 4.0 percent increase in domestic beer segment net sales along with higher international beer sales and packaging segment sales.

o Income before income taxes increased 8.2 percent vs. the first quarter 2002, reflecting increased domestic beer segment pretax income, along with improved results for international beer operations (excluding equity income) and packaging segment operations.

     Pretax income for the domestic beer segment was up 8.6 percent for the quarter, reflecting higher revenue per barrel and beer sales volume.


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First Quarter Earnings
Anheuser-Busch
Add Three

     International beer segment pretax income improved 21 percent in the first quarter vs. 2002 primarily due to volume and profit growth in China.

     Packaging segment pretax profits were up 10 percent in the first quarter 2003. This increase is primarily due to higher soft drink can volume and prices along with increased volume and lower costs at the company's bottle manufacturing operation.

     Entertainment segment pretax results declined $6 million compared to the first quarter 2002, principally due to the later Easter holiday period in 2003 compared to 2002.

o Equity income declined $23 million in the first quarter 2003 vs. 2002, primarily due to a $17 million one-time income tax benefit included in 2002 Modelo equity income. The tax benefit resulted from lower Mexican income tax rates enacted in the first quarter of 2002. The Mexican tax benefit included in Modelo equity income was largely offset by higher U.S. taxes included in the 2002 consolidated income tax provision.

     Normalized to exclude the 2002 tax benefit, equity income decreased $6 million in the first quarter 2003 vs. 2002. The decline reflects lower Modelo earnings primarily due to lower beer sales volume in Mexico.

o Anheuser-Busch's effective tax rate declined to 38.7 percent in the first quarter 2003 vs. 42.0 percent in the first quarter 2002. The effective tax rate in 2002 was unusually high due to the U.S. deferred income tax offset to the Mexican income tax rate benefit included in equity income.


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

First Quarter Earnings
Anheuser-Busch
Add Four

o Net income increased 6.3 percent over first quarter 2002. Diluted earnings per share were $.57, an increase of 11.8 percent, compared to the first quarter 2002. Earnings per share continue to benefit from the company's ongoing share repurchase program.

BEER SALES RESULTS
------------------

Worldwide Beer Volume
---------------------

         Worldwide Anheuser-Busch beer sales volume for the first quarter 2003 rose 1.7 percent, to 26.7 million barrels, vs. first quarter 2002. Total volume, which combines worldwide Anheuser-Busch brand volume with equity volume (representing the company's share of its foreign equity partners' volume) was 30.9 million barrels in the first quarter 2003, up 0.2 million barrels, or 0.7 percent over first quarter 2002.

Domestic Beer Volume
--------------------

         Anheuser-Busch reported domestic beer sales-to-wholesalers of 24.9 million barrels, an increase of 1.3 percent for the first quarter 2003 compared to the first quarter 2002. The increase was led by Bud Light and Michelob ULTRA sales.

         The company's domestic market share (excluding exports) for the first quarter 2003 was 52.1 percent compared to 2002 market share of 49.5 percent. Domestic market share is determined based on estimated U.S. beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.

International Beer Volume
-------------------------

         International Anheuser-Busch brand beer volume for the first quarter 2003 was 1.8 million barrels, an increase of 7.9 percent, compared to the first quarter 2002, primarily due to increases in China.


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

First Quarter Earnings
Anheuser-Busch
Add Five

Tsingtao
--------

         Earlier this month, the company and Tsingtao Brewery Co., Ltd., closed on their previously announced investment agreement. The agreement calls for Tsingtao to issue three convertible bonds valued at approximately $182 million to Anheuser-Busch. As the debt converts to equity over seven years, Anheuser-Busch's economic interest in Tsingtao will increase from its existing 4.5 percent to 27 percent.

         At the closing, Anheuser-Busch paid $116.4 million for the first two bonds. The company will pay an additional $65.2 million within 12 months. The first bond will convert to shares in 90 days, which will increase Anheuser-Busch's equity interest to 9.9 percent.

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss first quarter earnings results at 4:00 p.m. EST today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.

                                    # # #

         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company disclaims any obligation to update any of these statements. If the company determines to update any forward-looking statement, it will do so publicly. No private statements by the company or its personnel should be interpreted as updating forward-looking statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.



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
                                    ------------------------------------------------------
                                              COMPARATIVE STATEMENT OF EARNINGS
                                              FIRST QUARTER ENDED MARCH 31, 2003
                                              ----------------------------------
                                               (IN MILLIONS, EXCEPT PER SHARE)
                                    ------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Change 2003 vs. 2002
                                                                                                     Fav./(Unfav.)
                                                                                            --------------------------------
                                                               2003             2002              $                 %
                                                          --------------   --------------   --------------    --------------
Gross Sales                                                    $3,794.9         $3,637.4           $157.5               4.3
     Excise Taxes                                                (514.3)          (500.8)           (13.5)             (2.7)
                                                          --------------   --------------   --------------    --------------
Net Sales                                                       3,280.6          3,136.6            144.0               4.6
     Cost of Sales                                             (1,974.4)        (1,914.6)           (59.8)             (3.1)
     Marketing, Distribution and
       Administrative Expenses                                   (542.1)          (517.0)           (25.1)             (4.8)
                                                          --------------   --------------   --------------    --------------
Operating Income                                                  764.1            705.0             59.1               8.4
     Interest Expense                                             (98.7)           (89.6)            (9.1)            (10.2)
     Interest Capitalized                                           4.4              4.3              0.1               3.2
     Interest Income                                                0.1              0.1             --                --
     Other Expense, Net                                            (0.2)            (0.9)             0.7              73.1
                                                          --------------   --------------   --------------    --------------
Income Before Income Taxes                                        669.7            618.9             50.8               8.2
     Provision for Income Taxes                                  (259.3)          (259.9)             0.6               0.2
Equity Income, Net of Tax                                          74.4             97.1            (22.7)            (23.4)
                                                          --------------   --------------   --------------    --------------
Net Income                                                       $484.8           $456.1            $28.7               6.3
                                                          ==============   ==============   ==============    ==============
Basic Earnings Per Share                                           $.58             $.52             $.06              11.5
                                                          ==============   ==============   ==============    ==============
Diluted Earnings Per Share                                         $.57             $.51             $.06              11.8
                                                          ==============   ==============   ==============    ==============
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Increase/(Decrease)
                                                                                            --------------------------------
                                                                                                Amount              %
                                                                                            --------------    --------------
Capital Expenditures                                             $222.2           $181.7            $40.5              22.3
                                                          ==============   ==============   ==============    ==============
Depreciation and Amortization                                    $214.5           $207.1             $7.4               3.6
                                                          ==============   ==============   ==============    ==============
Weighted Average Shares:
     Basic                                                        840.7            878.5            (37.8)             (4.3)
                                                          ==============   ==============   ==============    ==============
     Diluted                                                      850.5            891.4            (40.9)             (4.6)
                                                          ==============   ==============   ==============    ==============
-----------------------------------------------------------------------------------------------------------------------------



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
                                      ------------------------------------------------------
                                                        BUSINESS SEGMENTS
                                                FIRST QUARTER ENDED MARCH 31, 2003
                                      ------------------------------------------------------
                                                         ($ IN MILLIONS)


                         --------------------------------------------------------------------------------------------------------
                            Domestic                                                                  Corporate &
                              Beer        Int'l Beer      Packaging     Entertain.        Other          Elims.         Consol.
---------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales                   $3,138.8          166.2           497.0         125.8           12.1         (145.0)      $3,794.9
Net Sales:
- Intersegment                      --             --          $214.5            --            1.1         (215.6)          $ --
- External                    $2,650.7          140.0           282.5         125.8           11.0           70.6       $3,280.6
Income Before
  Income Taxes                  $799.6           20.2            33.8         (20.5)          (2.6)        (160.8)        $669.7
Equity Income                       --          $74.4              --            --             --             --          $74.4
Net Income                      $495.8           86.9            21.0         (12.7)          (1.6)        (104.6)        $484.8
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
2002

Gross Sales                   $3,027.6          144.0           469.6         125.8           17.4         (147.0)      $3,637.4
Net Sales:
- Intersegment                      --             --          $209.3            --            4.3         (213.6)          $ --
- External                    $2,548.2          122.6           260.3         125.8           13.1           66.6       $3,136.6
Income Before
  Income Taxes                  $736.0           16.7            30.7         (14.5)          (1.4)        (148.6)        $618.9
Equity Income                       --          $97.1              --            --             --             --          $97.1
Net Income                      $456.3          107.5            19.0          (9.0)          (0.9)        (116.8)        $456.1
---------------------------------------------------------------------------------------------------------------------------------




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
                      --------------------------------------------------------------
                                        CONSOLIDATED BALANCE SHEET
                                ANHEUSER-BUSCH COMPANIES, INC. (UNAUDITED)
                      --------------------------------------------------------------
                                               (IN MILLIONS)

----------------------------------------------------------------------------------------------------------
                                                                 March 31,              December 31,
                                                                   2003                     2002
                                                             ----------------         -----------------
Assets
Current Assets:
     Cash                                                             $114.9                    $188.9
     Accounts receivable                                               837.7                     630.4
     Inventories:
         Raw materials and supplies                                    273.4                     294.1
         Work in progress                                               85.1                      82.8
         Finished goods                                                251.9                     186.7
           Total inventories                                           610.4                     563.6
     Other current assets                                              115.5                     121.8
                                                             ----------------         -----------------
     Total current assets                                            1,678.5                   1,504.7
Investments in affiliated companies                                  2,634.2                   2,827.9
Other assets                                                         1,408.6                   1,423.0
Plant and equipment, net                                             8,366.0                   8,363.9
                                                             ----------------         -----------------
           Total Assets                                            $14,087.3                 $14,119.5
                                                             ================         =================

Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                                 $928.7                    $986.6
     Accrued salaries, wages and benefits                              224.8                     287.5
     Accrued taxes                                                     445.1                     181.0
     Other current liabilities                                         306.5                     332.6
                                                             ----------------         -----------------
     Total current liabilities                                       1,905.1                   1,787.7
                                                             ----------------         -----------------
Postretirement benefits                                                470.5                     474.2
                                                             ----------------         -----------------
Debt                                                                 6,866.3                   6,603.2
                                                             ----------------         -----------------
Deferred income taxes                                                1,361.6                   1,345.1
                                                             ----------------         -----------------
Other long-term liabilities                                            862.7                     857.0
                                                             ----------------         -----------------
Shareholders Equity:
     Common stock                                                    1,454.0                   1,453.4
     Capital in excess of par value                                  1,039.7                   1,024.5
     Retained earnings                                              12,864.7                  12,544.0
     Treasury stock, at cost                                       (11,618.1)                (11,008.6)
     Accumulated other comprehensive loss                           (1,072.9)                   (870.7)
     ESOP debt guarantee                                               (46.3)                    (90.3)
                                                             ----------------         -----------------
     Total Shareholders Equity                                       2,621.1                   3,052.3
                                                             ----------------         -----------------
Commitments and contingencies                                           --                        --
                                                             ----------------         -----------------
           Total Liabilities and Shareholders Equity               $14,087.3                 $14,119.5
                                                             ================         =================
----------------------------------------------------------------------------------------------------------




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
                           --------------------------------------------------------------
                                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                     ANHEUSER-BUSCH COMPANIES, INC. (UNAUDITED)
                           --------------------------------------------------------------
                                                    (IN MILLIONS)


--------------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended March 31,
                                                                        ------------------------------------------
                                                                              2003                       2002
                                                                        ---------------            ---------------
Cash flow from operating activities:
     Net Income                                                                 $484.8                     $456.1
     Adjustments to reconcile net income to cash provided by
       operating activities:
         Depreciation and amortization                                           214.5                      207.1
         Deferred income taxes                                                    16.5                       22.5
         Undistributed earnings of affiliated companies                          (57.4)                     (94.1)
         Other, net                                                               42.9                       67.2
                                                                        ---------------            ---------------
     Operating cash flow before change in working capital                        701.3                      658.8
         Increase in working capital                                            (103.5)                     (97.2)
                                                                        ---------------            ---------------
     Cash provided by operating activities                                       597.8                      561.6
                                                                        ---------------            ---------------

Cash flow from investing activities:
     Capital expenditures                                                       (222.2)                    (181.7)
                                                                        ---------------            ---------------
     Cash used for investing activities                                         (222.2)                    (181.7)
                                                                        ---------------            ---------------

Cash flow from financing activities:
     Increase in long-term debt                                                  396.9                       72.6
     Decrease in long-term debt                                                  (84.0)                      (0.8)
     Dividends paid to shareholders                                             (164.1)                    (158.1)
     Acquisition of treasury stock                                              (609.5)                    (355.7)
     Issuance of shares under stock plans                                         11.1                       77.2
                                                                        ---------------            ---------------
     Cash used for financing activities                                         (449.6)                    (364.8)
                                                                        ---------------            ---------------
Net (decrease) / increase in cash during the period                              (74.0)                      15.1
Cash, beginning of period                                                        188.9                      162.6
                                                                        ---------------            ---------------
Cash, end of period                                                             $114.9                     $177.7
                                                                        ===============            ===============
--------------------------------------------------------------------------------------------------------------------